Exhibit 99.1

FOR IMMEDIATE RELEASE

Institutional Investors:
Peter Sands
1 (212) 492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
1 (212) 492-8920
ir@wpcarey.com

Press Contact:
Anna McGrath
1 (212) 492-1166
amcgrath@wpcarey.com

W. P. Carey Inc. Announces Fourth Quarter and Full Year 2021 Financial Results

New York, NY – February 11, 2022 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a net lease real estate investment trust, today reported its financial results for the fourth quarter and full year ended December 31, 2021.

Financial Highlights

	2021
	Fourth Quarter	Full Year
Net income attributable to W. P. Carey (millions)	$99.6	$410.0
Diluted earnings per share	$0.53	$2.24
Net income from Real Estate attributable to W. P. Carey (millions)	$94.6	$384.8
Diluted earnings per share from Real Estate	$0.50	$2.09

AFFO (millions)	$245.6	$921.5
AFFO per diluted share	$1.30	$5.03
Real Estate segment AFFO (millions)	$239.0	$896.1
Real Estate segment AFFO per diluted share	$1.27	$4.89

•2022 AFFO guidance range of between $5.18 and $5.30 per diluted share announced, including Real Estate AFFO of between $5.03 and $5.15 per diluted share, based on full-year investment volume of between $1.5 billion and $2.0 billion
•Quarterly cash dividend raised to $1.055 per share, equivalent to an annualized dividend rate of $4.220 per share

W. P. Carey Inc. 12/31/2021 Earnings Release 8-K – 1

Real Estate Portfolio
•Investment volume of $531.8 million during the fourth quarter, bringing total investment volume for 2021 to a record $1.72 billion
•Investment volume of $166.3 million completed year to date in 2022
•Active capital investment projects of $153.8 million and construction loan funding of $121.2 million scheduled to be completed in 2022
•Gross disposition proceeds of $41.2 million during the fourth quarter, bringing total dispositions for 2021 to $170.7 million
•Overall collection rate of over 99.8% for fourth quarter rent due
•Portfolio occupancy of 98.5%
•Weighted-average lease term increased to 10.8 years

Balance Sheet and Capitalization
•Issued $350 million of 2.450% Senior Unsecured Notes due 2032 in the Company’s inaugural green bond offering
•Settled forward sale agreements for total net proceeds of approximately $240 million during the fourth quarter
•Utilized its ATM program to raise approximately $37 million in net proceeds during the fourth quarter
•Subsequent to quarter end, the Company utilized its ATM program to raise approximately $47 million in net proceeds

MANAGEMENT COMMENTARY

“I’m pleased to say that in addition to providing an attractive dividend yield, averaging over 5%, we generated AFFO per share growth of 6.1% for 2021, primarily reflecting higher lease revenues from record investment volume and rent escalations, and lower interest costs from refinancing debt,” said Jason Fox, Chief Executive Officer of W. P. Carey. “Factoring in the strength of our rent collections and lower-than-expected expenses for the fourth quarter, AFFO for the year came in above the midpoint of our guidance, with higher-than-anticipated lease termination income taking it just above the top end of the range.

“Looking ahead to 2022, we expect to maintain the positive deal momentum we established in 2021, which is reflected in our guidance and supported by the current strength of our pipeline. In addition, having constructed a net lease portfolio uniquely positioned to benefit from inflation, we expect our CPI-linked leases to provide a meaningful tailwind to our growth.”

QUARTERLY FINANCIAL RESULTS

Revenues

•Total Company: Revenues, including reimbursable costs, for the 2021 fourth quarter totaled $374.9 million, up 22.0% from $307.4 million for the 2020 fourth quarter.

•Real Estate: Real Estate revenues, including reimbursable costs, for the 2021 fourth quarter were $370.3 million, up 22.5% from $302.4 million for the 2020 fourth quarter, due primarily to lease termination income and other revenues totaling $45.6 million recognized during the 2021 fourth quarter (of which $37.8 million was excluded from AFFO) and higher lease revenues resulting from net acquisitions and rent escalations.

Note: Starting with the 2021 fourth quarter, income from direct financing leases and loans receivable are presented on a separate line item on the consolidated statements of income (for both current and prior year periods). Prior to the 2021 fourth quarter, the Company presented income from direct financing leases within lease revenues and income from loans receivable within lease termination income and other.

W. P. Carey Inc. 12/31/2021 Earnings Release 8-K – 2

Net Income Attributable to W. P. Carey

•Net income attributable to W. P. Carey for the 2021 fourth quarter was $99.6 million, down 26.0% from $134.6 million for the 2020 fourth quarter. Net income from Real Estate attributable to W. P. Carey was $94.6 million, which decreased due primarily to a lower aggregate gain on sale of real estate and a higher loss on extinguishment of debt, partially offset by higher lease termination income and other revenues, the impact of net acquisitions and lower interest expense as a result of debt refinancings in prior quarters.

Adjusted Funds from Operations (AFFO)

•AFFO for the 2021 fourth quarter was $1.30 per diluted share, up 8.3% from $1.20 per diluted share for the 2020 fourth quarter, driven by the company’s Real Estate segment, which generated AFFO of $1.27 per diluted share, primarily reflecting higher lease revenues resulting from net investment activity and rent escalations, lower interest expense and higher lease termination income.

Note: Further information concerning AFFO and Real Estate AFFO, which are both non-GAAP supplemental performance metrics, is presented in the accompanying tables and related notes.

Dividend

•As previously announced, on December 8, 2021, the Company’s Board of Directors declared a quarterly cash dividend of $1.055 per share, equivalent to an annualized dividend rate of $4.220 per share. The dividend was paid on January 14, 2022 to stockholders of record as of December 31, 2021.

FULL YEAR FINANCIAL RESULTS

Revenues

•Total Company: Revenues, including reimbursable costs, for the 2021 full year totaled $1.33 billion, up 10.1% from $1.21 billion for the 2020 full year.

•Real Estate: Real Estate revenues, including reimbursable costs, for the 2021 full year totaled $1.31 billion, up 11.4% from $1.18 billion for the 2020 full year, due primarily to higher lease revenues from net acquisitions and rent escalations, a stronger euro relative to the U.S. dollar and higher rent collections, in addition to higher lease termination income and other revenues.

•Investment Management: Investment Management revenues, including reimbursable costs, for the 2021 full year totaled $19.4 million, down 38.0% from $31.3 million for the 2020 full year, due primarily to lower asset management revenues and reimbursable costs resulting from the management internalization by CWI 1 and CWI 2.

Net Income Attributable to W. P. Carey

•Net income attributable to W. P. Carey for the 2021 full year totaled $410.0 million, down 10.0% from $455.4 million for the 2020 full year, due primarily to a higher loss on extinguishment of debt, a lower aggregate gain on sale of real estate and lower Investment Management revenues (as described above), partially offset by the impact of net acquisitions and lower interest expense. The Company also recorded mark-to-market gains on its shares of Lineage Logistics totaling $76.3 million and $48.3 million during the current and prior year, respectively.

Adjusted Funds from Operations (AFFO)

•AFFO for the 2021 full year was $5.03 per diluted share, up 6.1% from $4.74 per diluted share for the 2020 full year, driven by the Company’s Real Estate segment, which generated AFFO of $4.89 per diluted share, primarily reflecting higher lease revenues resulting from net investment activity and rent escalations, and lower interest expense.

Note: Further information concerning AFFO and Real Estate AFFO, which are both non-GAAP supplemental performance metrics, is presented in the accompanying tables and related notes.

W. P. Carey Inc. 12/31/2021 Earnings Release 8-K – 3

Dividend

•Dividends declared during 2021 totaled $4.205 per share, an increase of 0.8% compared to total dividends declared during 2020 of $4.172 per share.

AFFO GUIDANCE

•For the 2022 full year, the Company expects to report total AFFO of between $5.18 and $5.30 per diluted share, including Real Estate AFFO of between $5.03 and $5.15 per diluted share, based on the following key assumptions:

(i) investments for the Company's Real Estate portfolio of between $1.5 billion and $2.0 billion;

(ii) dispositions from the Company's Real Estate portfolio of between $250 million and $350 million; and

(iii) total general and administrative expenses of between $86 million and $89 million.

Note: The Company does not provide guidance on net income. The Company only provides guidance on total AFFO (and Real Estate AFFO) and does not provide a reconciliation of this forward-looking non-GAAP guidance to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliation as a result of their unknown effect, timing and potential significance. Examples of such items include impairments of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions.

REAL ESTATE

Investments

•During the 2021 fourth quarter, the Company completed investments totaling $531.8 million, bringing total investment volume for the year ended December 31, 2021 to $1.72 billion.

•Year to date through February 10, 2022, the Company has completed two investments totaling $166.3 million.

•As of December 31, 2021, the Company had eight capital investments and commitments outstanding for an expected total investment of approximately $155.9 million, of which seven investments and commitments totaling $153.8 million are currently scheduled to be completed during 2022. In addition, as of December 31, 2021, the Company was scheduled to complete $121.2 million of construction loan funding during 2022.

Dispositions

•During the 2021 fourth quarter, the Company disposed of eight properties for gross proceeds of $41.2 million, bringing total disposition proceeds for the year ended December 31, 2021 to $170.7 million.

Preferred Shares Redemption

•Subsequent to the 2021 fourth quarter, the Company received a final cash dividend of $0.9 million on its investment in 1,300,000 preferred shares of Watermark Lodging Trust (the surviving entity from the CWI lodging funds that the Company previously managed), which were redeemed at par in January 2022, for gross proceeds of $65.0 million.

COVID-19 Update on Rent Collections

•The Company received over 99.8% of contractual base rent that was due in the 2021 fourth quarter.

Composition

•As of December 31, 2021, the Company’s net lease portfolio consisted of 1,304 properties, comprising 156 million square feet leased to 352 tenants, with a weighted-average lease term of 10.8 years and an occupancy rate of 98.5%. In addition, the Company owned 19 self-storage operating properties and one hotel operating property, totaling approximately 1.4 million square feet.

W. P. Carey Inc. 12/31/2021 Earnings Release 8-K – 4

BALANCE SHEET AND CAPITALIZATION

Green Bond Issuance

•As previously announced, on October 15, 2021, the Company completed an underwritten public offering of $350 million aggregate principal amount of 2.450% Senior Notes due February 1, 2032 in its inaugural green bond offering, bringing total offerings of Senior Notes during 2021 to a total of $1.4 billion aggregate principal amount, at a weighted-average interest rate of 1.7%.

Forward Equity Offerings

•During the 2021 fourth quarter, the Company settled a portion of its outstanding forward sale agreements, issuing 3,262,500 shares of common stock for net proceeds of $240 million, bringing net proceeds from the settlement of forward sale agreements during 2021 to $697 million.

•As of December 31, 2021, the Company had 3,925,000 shares available for settlement under forward sale agreements, for anticipated net proceeds of approximately $294 million.

“At-The-Market” (ATM) Program

•During the 2021 fourth quarter, the Company issued 464,449 shares of common stock under its ATM program at a weighted-average price of $81.77 per share, for net proceeds of $37 million, bringing net proceeds raised during 2021 to $340 million.

•Subsequent to the 2021 fourth quarter, the Company issued 593,060 shares of common stock under its ATM program at a weighted-average price of $81.29 per share, for net proceeds of approximately $47 million.

Mortgage Debt Repayments

•During the 2021 fourth quarter, the Company prepaid or repaid at maturity mortgages totaling $322.9 million, which had a weighted-average interest rate of 4.5%, bringing total repayments during 2021 to $777.8 million, which had a weighted-average interest rate of 4.8%.

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2021 fourth quarter and certain prior quarters, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on February 11, 2022, and made available on the Company’s website at ir.wpcarey.com/investor-relations.

* * * * *

Live Conference Call and Audio Webcast Scheduled for 10:00 a.m. Eastern Time
Please dial in at least 10 minutes prior to the start time.

Date/Time: Friday, February 11, 2022 at 10:00 a.m. Eastern Time
Call-in Number: 1 (877) 465-1289 (U.S.) or +1 (201) 689-8762 (international)

Live Audio Webcast and Replay: www.wpcarey.com/earnings

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W. P. Carey Inc. 12/31/2021 Earnings Release 8-K – 5

W. P. Carey Inc.

W. P. Carey ranks among the largest net lease REITs with an enterprise value of approximately $22 billion and a diversified portfolio of operationally-critical commercial real estate that includes 1,304 net lease properties covering approximately 156 million square feet as of December 31, 2021. For nearly five decades, the company has invested in high-quality single-tenant industrial, warehouse, office, retail and self-storage properties subject to long-term net leases with built-in rent escalators. Its portfolio is located primarily in the U.S. and Northern and Western Europe and is well-diversified by tenant, property type, geographic location and tenant industry.

www.wpcarey.com

* * * * *

Cautionary Statement Concerning Forward-Looking Statements and COVID-19 Update on Rent Collections

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms. These forward-looking statements include, but are not limited to, statements made by Mr. Fox regarding our investment momentum and the potential benefits of an inflationary environment. These statements are based on the current expectations of our management and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks or uncertainties, like the risks related to the effects of pandemics and global outbreaks of contagious diseases or the fear of such outbreaks (such as the current COVID-19 pandemic) and those additional risk factors discussed in reports that we have filed with the SEC could also have material adverse effects on our future results, performance or achievements. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2021. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

In addition, given the significant uncertainty regarding the duration and severity of the impact of the COVID-19 pandemic, the Company is unable to predict its tenants’ continued ability to pay rent. Therefore, information provided regarding historical rent collections should not serve as an indication of expected future rent collections.

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W. P. Carey Inc. 12/31/2021 Earnings Release 8-K – 6

W. P. CAREY INC.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31,
	2021	2020
Assets
Investments in real estate:
Land, buildings and improvements (a)	$11,875,407	$10,939,619
Net investments in direct financing leases and loans receivable	813,577	736,117
In-place lease intangible assets and other	2,386,000	2,301,174
Above-market rent intangible assets	843,410	881,159
Investments in real estate	15,918,394	14,858,069
Accumulated depreciation and amortization (b)	(2,889,294)	(2,490,087)
Assets held for sale, net (c)	8,269	18,590
Net investments in real estate	13,037,369	12,386,572
Equity method investments (d)	356,637	283,446
Cash and cash equivalents	165,427	248,662
Due from affiliates	1,826	26,257
Other assets, net	1,017,842	851,881
Goodwill	901,529	910,818
Total assets	$15,480,630	$14,707,636

Liabilities and Equity
Debt:
Senior unsecured notes, net	$5,701,913	$5,146,192
Unsecured revolving credit facility	410,596	82,281
Unsecured term loans, net	310,583	321,971
Non-recourse mortgages, net	368,524	1,145,554
Debt, net	6,791,616	6,695,998
Accounts payable, accrued expenses and other liabilities	572,846	603,663
Below-market rent and other intangible liabilities, net	183,286	197,248
Deferred income taxes	145,572	145,844
Dividends payable	203,859	186,514
Total liabilities	7,897,179	7,829,267

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 190,013,751 and 175,401,757 shares, respectively, issued and outstanding	190	175
Additional paid-in capital	9,977,686	8,925,365
Distributions in excess of accumulated earnings	(2,224,231)	(1,850,935)
Deferred compensation obligation	49,810	42,014
Accumulated other comprehensive loss	(221,670)	(239,906)
Total stockholders’ equity	7,581,785	6,876,713
Noncontrolling interests	1,666	1,656
Total equity	7,583,451	6,878,369
Total liabilities and equity	$15,480,630	$14,707,636
________
(a)Includes $83.7 million and $83.5 million of amounts attributable to operating properties as of December 31, 2021 and 2020, respectively.
(b)Includes $1.5 billion and $1.2 billion of accumulated depreciation on buildings and improvements as of December 31, 2021 and 2020, respectively, and $1.4 billion and $1.3 billion of accumulated amortization on lease intangibles as of December 31, 2021 and 2020, respectively.
(c)At December 31, 2021, we had two properties classified as Assets held for sale, net, which were sold in January and February 2022. At December 31, 2020, we had four properties classified as Assets held for sale, net, all of which were sold in 2021.
(d)Our equity method investments in real estate totaled $291.9 million and $226.9 million as of December 31, 2021 and 2020, respectively. Our equity method investments in the Managed Programs totaled $64.7 million and $56.6 million as of December 31, 2021 and 2020, respectively.

W. P. Carey Inc. 12/31/2021 Earnings Release 8-K – 7

W. P. CAREY INC.
Quarterly Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Three Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020
Revenues
Real Estate:
Lease revenues	$305,093	$298,616	$280,878
Income from direct financing leases and loans receivable	15,637	16,754	17,357
Lease termination income and other (a)	45,590	1,421	2,103
Operating property revenues	4,004	4,050	2,031
	370,324	320,841	302,369
Investment Management:
Asset management and other revenue	3,571	3,872	3,864
Reimbursable costs from affiliates	985	1,041	1,138
	4,556	4,913	5,002
	374,880	325,754	307,371
Operating Expenses
Depreciation and amortization	135,662	115,657	110,913
General and administrative	19,591	19,750	18,334
Reimbursable tenant costs	16,475	15,092	13,710
Property expenses, excluding reimbursable tenant costs	11,466	13,734	10,418
Impairment charges	7,945	16,301	16,410
Stock-based compensation expense	6,091	4,361	5,795
Operating property expenses	2,887	3,001	1,696
Reimbursable costs from affiliates	985	1,041	1,138
Merger and other expenses	(563)	(908)	(418)
	200,539	188,029	177,996
Other Income and Expenses
Interest expense	(47,208)	(48,731)	(52,828)
Other gains and (losses) (b)	(28,461)	49,219	(1,927)
Gain on sale of real estate, net	9,511	1,702	76,686
(Losses) earnings from equity method investments (c)	(6,675)	5,735	(8,470)
Non-operating income (d)	3,156	1,283	(858)
	(69,677)	9,208	12,603
Income before income taxes	104,664	146,933	141,978
Provision for income taxes	(5,052)	(8,347)	(7,363)
Net Income	99,612	138,586	134,615
Net income attributable to noncontrolling interests	(50)	(39)	(43)
Net Income Attributable to W. P. Carey	$99,562	$138,547	$134,572

Basic Earnings Per Share	$0.53	$0.75	$0.76
Diluted Earnings Per Share	$0.53	$0.74	$0.76
Weighted-Average Shares Outstanding
Basic	187,630,036	185,422,639	176,366,824
Diluted	188,317,117	186,012,478	176,683,474

Dividends Declared Per Share	$1.055	$1.052	$1.046
W. P. Carey Inc. 12/31/2021 Earnings Release 8-K – 8

W. P. CAREY INC.
Full Year Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2021	2020
Revenues
Real Estate:
Lease revenues	$1,177,438	$1,080,623
Income from direct financing leases and loans receivable	67,555	74,893
Lease termination income and other	53,655	11,082
Operating property revenues	13,478	11,399
	1,312,126	1,177,997
Investment Management:
Asset management and other revenue	15,363	22,467
Reimbursable costs from affiliates	4,035	8,855
	19,398	31,322
	1,331,524	1,209,319
Operating Expenses
Depreciation and amortization	475,989	442,935
General and administrative	81,888	75,950
Reimbursable tenant costs	62,417	56,409
Property expenses, excluding reimbursable tenant costs	47,898	44,067
Stock-based compensation expense	24,881	15,938
Impairment charges	24,246	35,830
Operating property expenses	9,848	9,901
Merger and other expenses	(4,546)	247
Reimbursable costs from affiliates	4,035	8,855
Subadvisor fees	—	1,469
	726,656	691,601
Other Income and Expenses
Interest expense	(196,831)	(210,087)
Gain on sale of real estate, net	40,425	109,370
Non-operating income	13,860	9,587
Other gains and (losses)	(12,885)	37,165
Losses from equity method investments (e)	(10,829)	(18,557)
	(166,260)	(72,522)
Income before income taxes	438,608	445,196
(Provision for) benefit from income taxes	(28,486)	20,759
Net Income	410,122	465,955
Net income attributable to noncontrolling interests (e)	(134)	(10,596)
Net Income Attributable to W. P. Carey	$409,988	$455,359

Basic Earnings Per Share	$2.25	$2.61
Diluted Earnings Per Share	$2.24	$2.60
Weighted-Average Shares Outstanding
Basic	182,486,476	174,504,406
Diluted	183,127,098	174,839,428

Dividends Declared Per Share	$4.205	$4.172
__________
(a)Amount for the three months ended December 31, 2021 includes $37.8 million of lease termination fees that was determined to be non-core income and thus excluded from AFFO.
(b)Amount for the three months ended December 31, 2021 is primarily comprised of loss on extinguishment of debt of $(15.2) million, a non-cash allowance for credit losses of $(7.0) million and net loss on foreign currency transactions of $(4.4) million. Amount for the three months ended September 30, 2021 includes a mark-to-market unrealized gain for our investment in shares of Lineage Logistics of $52.9 million.
(c)Amounts for the three months ended December 31, 2021 and 2020 include non-cash impairment charges of $13.2 million and $8.3 million, respectively, recognized on certain equity method investments in real estate.
(d)Amount for the three months ended December 31, 2021 is comprised of realized gains on foreign currency exchange derivatives of $2.4 million and a cash dividend of $0.8 million from our investment in preferred shares of Watermark Lodging Trust.
(e)Amount for the year ended December 31, 2020 includes non-cash other-than-temporary impairment charges totaling $47.1 million recognized on our former equity method investments in CWI 1 and CWI 2 and a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 merger.

W. P. Carey Inc. 12/31/2021 Earnings Release 8-K – 9

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020
Net income attributable to W. P. Carey	$99,562	$138,547	$134,572
Adjustments:
Depreciation and amortization of real property	134,149	114,204	109,538
Gain on sale of real estate, net	(9,511)	(1,702)	(76,686)
Impairment charges	7,945	16,301	16,410
Proportionate share of adjustments to earnings from equity method investments (a) (b) (c)	15,183	3,290	11,819
Proportionate share of adjustments for noncontrolling interests (d)	(4)	(4)	(4)
Total adjustments	147,762	132,089	61,077
FFO (as defined by NAREIT) Attributable to W. P. Carey (e)	247,324	270,636	195,649
Adjustments:
Straight-line and other leasing and financing adjustments (f)	(53,380)	(10,823)	(9,571)
Other (gains) and losses (g)	28,461	(49,219)	1,927
Above- and below-market rent intangible lease amortization, net	15,082	12,004	11,504
Stock-based compensation	6,091	4,361	5,795
Amortization of deferred financing costs	3,239	3,424	3,209
Tax (benefit) expense – deferred and other	(2,507)	(290)	32
Merger and other expenses (h)	(563)	(908)	(418)
Other amortization and non-cash items	560	557	460
Proportionate share of adjustments to earnings from equity method investments (b)	1,303	988	4,246
Proportionate share of adjustments for noncontrolling interests (d)	(5)	(6)	(152)
Total adjustments	(1,719)	(39,912)	17,032
AFFO Attributable to W. P. Carey (e)	$245,605	$230,724	$212,681

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (e)	$247,324	$270,636	$195,649
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (e)	$1.31	$1.45	$1.11
AFFO attributable to W. P. Carey (e)	$245,605	$230,724	$212,681
AFFO attributable to W. P. Carey per diluted share (e)	$1.30	$1.24	$1.20
Diluted weighted-average shares outstanding	188,317,117	186,012,478	176,683,474
W. P. Carey Inc. 12/31/2021 Earnings Release 8-K – 10

W. P. CAREY INC.
Quarterly Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations (AFFO) from Real Estate (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020
Net income from Real Estate attributable to W. P. Carey	$94,634	$130,858	$129,790
Adjustments:
Depreciation and amortization of real property	134,149	114,204	109,538
Gain on sale of real estate, net	(9,511)	(1,702)	(76,686)
Impairment charges	7,945	16,301	16,410
Proportionate share of adjustments to earnings from equity method investments (a) (b)	15,183	3,290	11,819
Proportionate share of adjustments for noncontrolling interests (d)	(4)	(4)	(4)
Total adjustments	147,762	132,089	61,077
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (e)	242,396	262,947	190,867
Adjustments:
Straight-line and other leasing and financing adjustments (f)	(53,380)	(10,823)	(9,571)
Other (gains) and losses (g)	27,131	(48,172)	1,475
Above- and below-market rent intangible lease amortization, net	15,082	12,004	11,504
Stock-based compensation	6,091	4,361	5,795
Amortization of deferred financing costs	3,239	3,424	3,209
Tax (benefit) expense – deferred and other	(1,851)	(700)	(1,595)
Merger and other expenses (h)	(599)	(908)	(724)
Other amortization and non-cash items	560	557	460
Proportionate share of adjustments to earnings from equity method investments (b)	325	1,761	4,458
Proportionate share of adjustments for noncontrolling interests (d)	(5)	(6)	(152)
Total adjustments	(3,407)	(38,502)	14,859
AFFO Attributable to W. P. Carey – Real Estate (e)	$238,989	$224,445	$205,726

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (e)	$242,396	$262,947	$190,867
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (e)	$1.29	$1.41	$1.08
AFFO attributable to W. P. Carey – Real Estate (e)	$238,989	$224,445	$205,726
AFFO attributable to W. P. Carey per diluted share – Real Estate (e)	$1.27	$1.21	$1.16
Diluted weighted-average shares outstanding	188,317,117	186,012,478	176,683,474

W. P. Carey Inc. 12/31/2021 Earnings Release 8-K – 11

W. P. CAREY INC.
Full Year Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2021	2020
Net income attributable to W. P. Carey	$409,988	$455,359
Adjustments:
Depreciation and amortization of real property	470,554	437,885
Gain on sale of real estate, net	(40,425)	(109,370)
Impairment charges	24,246	35,830
Proportionate share of adjustments to earnings from equity method investments (a) (b) (c) (j)	32,213	46,679
Proportionate share of adjustments for noncontrolling interests (d)	(16)	(18)
Total adjustments	486,572	411,006
FFO (as defined by NAREIT) Attributable to W. P. Carey (e)	896,560	866,365
Adjustments:
Straight-line and other leasing and financing adjustments (f)	(83,267)	(41,498)
Above- and below-market rent intangible lease amortization, net	53,585	48,712
Stock-based compensation	24,881	15,938
Amortization of deferred financing costs	13,523	12,223
Other (gains) and losses	12,885	(37,165)
Tax benefit – deferred and other (i) (k) (l)	(5,967)	(48,835)
Merger and other expenses (h)	(4,546)	247
Other amortization and non-cash items	1,709	1,864
Proportionate share of adjustments to earnings from equity method investments (b)	12,152	10,821
Proportionate share of adjustments for noncontrolling interests (d)	(24)	414
Total adjustments	24,931	(37,279)
AFFO Attributable to W. P. Carey (e)	$921,491	$829,086

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (e)	$896,560	$866,365
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (e)	$4.90	$4.96
AFFO attributable to W. P. Carey (e)	$921,491	$829,086
AFFO attributable to W. P. Carey per diluted share (e)	$5.03	$4.74
Diluted weighted-average shares outstanding	183,127,098	174,839,428

W. P. Carey Inc. 12/31/2021 Earnings Release 8-K – 12

W. P. CAREY INC.
Full Year Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations (AFFO) from Real Estate (Unaudited)
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2021	2020
Net income from Real Estate attributable to W. P. Carey	$384,766	$459,512
Adjustments:
Depreciation and amortization of real property	470,554	437,885
Gain on sale of real estate, net	(40,425)	(109,370)
Impairment charges	24,246	35,830
Proportionate share of adjustments to earnings from equity method investments (a) (b)	32,213	22,036
Proportionate share of adjustments for noncontrolling interests (d)	(16)	(18)
Total adjustments	486,572	386,363
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (e)	871,338	845,875
Adjustments:
Straight-line and other leasing and financing adjustments (f)	(83,267)	(41,498)
Above- and below-market rent intangible lease amortization, net	53,585	48,712
Stock-based compensation	24,881	15,247
Other (gains) and losses	13,676	(37,104)
Amortization of deferred financing costs	13,523	12,223
Tax benefit – deferred and other (k)	(4,938)	(45,511)
Merger and other expenses (h)	(4,597)	(937)
Other amortization and non-cash items	1,709	1,665
Proportionate share of adjustments to earnings from equity method investments (b)	10,253	5,089
Proportionate share of adjustments for noncontrolling interests (d)	(24)	414
Total adjustments	24,801	(41,700)
AFFO Attributable to W. P. Carey – Real Estate (e)	$896,139	$804,175

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (e)	$871,338	$845,875
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (e)	$4.76	$4.84
AFFO attributable to W. P. Carey – Real Estate (e)	$896,139	$804,175
AFFO attributable to W. P. Carey per diluted share – Real Estate (e)	$4.89	$4.60
Diluted weighted-average shares outstanding	183,127,098	174,839,428
__________
(a)Amounts for the three months ended December 31, 2021 and 2020 include non-cash impairment charges of $13.2 million and $8.3 million, respectively, recognized on certain equity method investments in real estate. Amounts for the years ended December 31, 2021 and 2020 include non-cash impairment charges of $20.0 million and $8.3 million, respectively, recognized on certain equity method investments in real estate.
(b)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(c)Amount for the year ended December 31, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 merger.
(d)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(e)FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.
(f)Amounts for the three months and year ended December 31, 2021 include an adjustment to exclude $37.8 million of lease termination fees received from a tenant, as such amount was determined to be non-core income.
(g)Adjustment amounts for the three months ended December 31, 2021 are primarily comprised of loss on extinguishment of debt of $(15.2) million, a non-cash allowance for credit losses of $(7.0) million and net loss on foreign currency transactions of $(4.4) million. Adjustment amounts for the three months ended September 30, 2021 include a mark-to-market unrealized gain for our investment in shares of Lineage Logistics of $52.9 million.
(h)Amounts for the three months ended September 30, 2021 and the year ended December 31, 2021 are primarily comprised of reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with business combinations in prior years.
(i)Amount for the year ended December 31, 2020 includes one-time taxes incurred upon the recognition of taxable income associated with the accelerated vesting of shares (previously issued by CWI 1 and CWI 2 to us for asset management services performed) in connection with the CWI 1 and CWI 2 merger.
(j)Amount for the year ended December 31, 2020 includes non-cash other-than-temporary impairment charges totaling $47.1 million recognized on our former equity method investments in CWI 1 and CWI 2.
(k)Amount for the year ended December 31, 2020 includes a non-cash deferred tax benefit of $37.2 million as a result of the release of a deferred tax liability relating to our investment in shares of Lineage Logistics, which converted to a REIT during that period and is therefore no longer subject to federal and state income taxes.
(l)Amount for the year ended December 31, 2020 includes a one-time tax benefit of $4.7 million as a result of carrying back certain net operating losses in accordance with the CARES Act, which was enacted on March 27, 2020.
W. P. Carey Inc. 12/31/2021 Earnings Release 8-K – 13

Non-GAAP Financial Disclosure

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (NAREIT), an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO.

We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and direct financing leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 12/31/2021 Earnings Release 8-K – 14